CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-216822, 333- 158590, 333-52952) and on form S‑8 (Nos. 333-14243, 333-28427, 333-52957, 333-123446, 333-125311, 333-131171, 333-141906, 333-142752, 333-142754, 333-167266, 333-218117) of Brandywine Realty Trust of our report dated March 2, 2020 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 2, 2020